UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

000-30096
(Commission file number)

Nevada	77-0454933
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

210 Broadway, Suite 208 Orangeville, Ontario L9W5G4	(888) 419-0430
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 27, 2008, Mr. Carl Mennie was appointed to the position of Chief Financial Officer of the Company. A California native, Mr. Mennie holds a Bachelor’s Degree in Economics from Stanford University.

Prior to joining Global 8, Mr. Mennie served as Division Controller for Allied Waste Industries, Inc. where he was one of only two controllers in the company’s Western Region to receive an award for excellence. Mr. Mennie was instrumental in improving the overall quality and accuracy of accounts receivable, reducing expenses, maximizing efficiency and implementing key controls for Sarbanes-Oxley compliance regulations.

Mr. Mennie also served as a Senior Financial Analyst for Household Credit Services where he was responsible for budgeting and forecasting the financial and statistical performance of several operational departments, including customer retention and fraud detection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global 8 Environmental Technologies, Inc.

Date: June 2, 2008	/s/ Edwin Kroeker
Edwin Kroeker
Chief Executive Officer